Exhibit 99.1

Mawson Infrastructure Group Inc. Prices $45.0 Million Underwritten Public

Offering and Listing on the Nasdaq Capital Market

Sydney, Australia — September 28, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, today announced the pricing of its previously announced underwritten public offering of 3,913,044 shares of common stock and 1,956,522 warrants to purchase up to 1,956,522 shares of common stock of the Company, at a public offering price of $11.50 per share and associated warrant for total gross proceeds to the Company of approximately $45.0 million. In addition, the Company has granted the underwriter of the offering a 30-day option to purchase an additional 586,956 shares of common stock and/or 293,478 warrants to purchase up to 293,478 shares of common stock at the public offering price, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about October 1, 2021, subject to satisfaction of customary closing conditions. In connection with the offering the Company’s common stock is expected to begin trading on the Nasdaq Capital Market on September 29, 2021 under the symbol “MIGI”.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-258299) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 30, 2021 and declared effective by the SEC on August 9, 2021. A preliminary prospectus supplement and accompanying prospectus describing the terms of the underwriting offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus will be filed with the SEC and may be obtained, when available, on the SEC’s website located at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at: 430 Park Avenue 3rd Floor, New York, NY 10022 by email at placements@hcwco.com , or by telephone at (212) 856-5711.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Forward-looking statements include those relating to the public offering of Mawson’s securities, including as to the completion of the public offering described above and the possibility that the common stock may not begin trading on Nasdaq, all of which may be affected by, among others, delays in satisfying or failure to satisfy closing conditions related to the public offering and adverse changes in general economic and market conditions. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies, further or new regulation of digital assets and the successful expansion of electrical infrastructure at the Midland site. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com